Amendment No. 1 to
Receivables Purchase and Sale Agreement
This Amendment No. 1 to Receivables Purchase and Sale Agreement (this “Amendment”), dated as of May 4, 2017, among Mohawk Carpet Distribution, Inc., a Delaware corporation (“Mohawk Distribution”), Dal‑Tile Distribution, Inc., a Delaware corporation (“Dal-Tile”), Unilin North America, LLC, a Delaware limited liability company (“Unilin”), Aladdin Manufacturing of Alabama, LLC, an Alabama limited liability company (“AMA”; each of Mohawk Distribution, Dal‑Tile, Unilin and AMA, an “Originator” and collectively the “Originators”), and Mohawk Factoring, LLC, a Delaware limited liability company (“Buyer”).
WITNESSETH:
Whereas, the Originators and Buyer previously entered into that certain Receivables Purchase and Sale Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), dated as of December 19, 2012; and
Whereas, the Originators and Buyer agree to amend the Sale Agreement pursuant to the terms and conditions set forth herein; and
Now, Therefore, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sale Agreement.
Section 2.    Amendments to the Sale Agreement. (a)  Exhibit I of the Sale Agreement is hereby amended by amending and restating the definition of “Excluded Receivable” in its entirety and as so amended and restated shall read as follows:
“ ‘Excluded Receivable’ means (i) any Receivable that arises out of the sale of goods arising from Dal-Tile’s milling and talc mining operations (formerly owned by American Talc Company) (the “Talc Operations”) until completion of the integration of the Talc Operations and until Dal-Tile has requested those Receivables no longer constitute Excluded Receivables and such request is approved in writing by the Administrative Agent, (ii) a Receivable for which the Obligor is an Obligor designated from time to time in writing by an Originator to Buyer and approved in writing by the Administrative Agent and the Required Lenders with respect to Receivables owing by such Obligor that arises on or after the date specified in such written approval of such designation and/or (iii) a Receivable arising out of a line of business or business segment of an Originator, or other Receivables of such Originator, in each case, designated from time to time in writing by an Originator to Buyer and approved in writing by the Administrative Agent and Required Lenders with respect to all such Receivable(s) that arise on or after the date specified in such written approval of such designation.”
Section 3.    Representations of the Originators. Each Originator hereby represents and warrants to the parties hereto that as of the date hereof each of the representations and warranties contained in the Sale Agreement is true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); provided, that with respect to those contained in Section 2.1(a), (e), (f) and (l) of the Sale Agreement, the determination of whether any Material Adverse Effect has occurred as set forth therein shall be made solely by the Borrower, in its reasonable, good faith judgment.
Section 4.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a)    Administrative Agent shall have received a fully executed counterpart of this Amendment;
(b)    each representation and warranty of the Originators contained herein shall be true and correct; and
(d)    no Termination Event shall have occurred and be continuing.
Section 5.    Amendment. The parties hereto hereby agree that the provisions and effectiveness of this Amendment shall apply to the Sale Agreement as of the date hereof. Except as amended by this Amendment, the Sale Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
Section 6.    Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 7.    Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
Section 8.    Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 9.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.    Governing Law and Jurisdiction. The provisions of the Sale Agreement with respect to governing law and consent to jurisdiction are incorporated in this Amendment by reference as if such provisions were set forth herein.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.
Mohawk Carpet Distribution, Inc.
By:    /s/ Shailesh Bettadapur
Name:    Shailesh Bettadapur
Title:    Vice President and Treasurer
Dal‑Tile Distribution, Inc.

By:	/s/ Shailesh Bettadapur
Name:    Shailesh Bettadapur
Title:    Vice President and Treasurer
Unilin North America, LLC

By:	/s/ Shailesh Bettadapur
Name:    Shailesh Bettadapur
Title:    Vice President and Treasurer
Aladdin Manufacturing of Alabama, LLC

By	/s/ Shailesh Bettadapur
Name:    Shailesh Bettadapur
Title:    Vice President and Treasurer
Mohawk Factoring, LLC

By:	/s/ John J Koach
Name:    John J Koach
Title:    Secretary

SunTrust Bank, as Administrative Agent

By:	/s/ David Hufnagel
Name:    David Hufnagel
Title:    Vice President